Exhibit 99.2

A Specialty Pharmaceutical Company NASDAQ: ANIP GENERIC AND BRANDED PRESCRIPTION DRUG PRODUCTS Acquisition of Corticotropin and Corticotropin - Zinc NDAs September 2015

2 Forward - Looking Statements To the extent any statements made in this presentation deal with information that is not historical, these are forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 . Such statements include, but are not limited to, statements about price increases, the Company’s future operations, products financial position, operating results and prospects, the Company’s pipeline or potential markets therefore, and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates . Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward - looking statements . Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to importing raw materials ; increased competition ; delays or failure in obtaining product approval from the U . S . Food and Drug Administration ; general business and economic conditions ; market trends ; products development ; regulatory and other approvals and marketing . More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10 - K and quarterly reports on Form 10 - Q, as well as its proxy statement . All forward - looking statements in this presentation speak only as of the date of this presentation and are based on the Company’s current beliefs, assumptions, and expectations . The Company undertakes no obligation to update or revise any forward - looking statement, whether as a result of new information, future events or otherwise . 2

3 ANI Mission ANI Pharmaceuticals is an integrated specialty pharmaceutical company developing, manufacturing and marketing branded and generic prescription pharmaceuticals. We focus on niche and high barrier to entry opportunities including controlled substances, anti - cancer (oncolytics), hormones and steroids, and complex formulations. 3

4 Acquisition Overview Assets ▪ NDA 008975 Corticotropin 40 units/ mL and 80 units/ mL ▪ NDA 009854 Corticotropin - zinc hydroxide 40 units/ mL Terms ▪ $75 million in cash ▪ A percentage of future net sales Structure ▪ ANI to acquire and commercialize assets via foreign subsidiary Timing ▪ Expected close in January 2016 ▪ Subject to customary closing conditions 4

5 Compelling Strategic Opportunity Provides patients, physicians and payors with valuable therapeutic option Large and growing U.S. market with concentrated prescriber base ▪ H.P. Acthar ® gel - $1 billion in annual sales with double digit script growth* ▪ Broad label with minimal penetration – Use focused in Neurology, Rheumatology, Nephrology and Pulmonology – Large potential U.S. patient population ~ 4,000,000* – Small current patient user base ~ 10,000* Approved status shortens development period Durable assets ▪ High barrier to generic entry ▪ Lifecycle strategy in place 5 * Per publically available information disclosed by Mallinckrodt Pharmaceuticals

6 Current Corticotropin Label(s) Similar to H.P. Acthar ® H.P. Acthar® Label - H.P. Acthar ® Gel is a highly purified sterile preparation of the adrenocorticotropic hormone in 16% gelatin to provide a prolonged release after intramuscular or subcutaneous injection Corticotropin Label(s) - Corticotropin is a purified corticotropin (ACTH) in a sterile solution of gelatin for prolonged activity - Corticotropin - zinc (sterile corticotropin zinc hydroxide suspension USP) is a sterile aqueous suspension of purified corticotrophin (ACTH) with zinc hydroxide for repository action 6 * Currently marketed indication by Mallinckrodt + H.P. Acthar ® label was limited to these indications as of 2008 when Questcor sought approval to add Infantile Spasm to the label

7 Steps to Re - Commercialization Regulatory ▪ Meet with FDA to initiate re - activation of NDA(s) ▪ CMC – provide documentation to justify any changes to site, suppliers, DMF ▪ Drug substance/drug product – demonstrate similarity to product manufactured under approved NDA ▪ Label – match H.P. Acthar ® gel indications, excluding Infantile Spasm ▪ Filing type – sNDA as prior approval supplement Quality ▪ Utilize modern methods to characterize active pharmaceutical ingredient (API) Supply chain ▪ Secure partner for API and sterile manufacture 7

8 Products Aligned with ANI Acquisition Strategy 8 ANI Manufactured Pain Management Potent Compounds Complex Formulations

9 Summary - Unique Opportunity / Long Term Value Approved NDAs ▪ Corticotropin: 40 units/ mL and 80 units/ mL ▪ Corticotropin - zinc hydroxide: 40 units/ mL $1 billion market currently dominated by a single product Adds significant long - term value driver to ANI platform Tax advantaged structure 9

10 Conclusion 10